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                                  AMENDMENT TO
                                  ------------

                            PARTICIPATION AGREEMENT
                            -----------------------

     The Participation Agreement (the "Agreement"), dated October 1, 2000, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("AVIF"); Invesco Distributors, Inc., a Delaware corporation ("INVESCO"), MetLife Insurance Company of Connecticut, a Connecticut life insurance company (the "Company") and MetLife Investors Distribution Company, a Missouri corporation ("MLIDC"), is hereby amended as follows:

     WHEREAS, effective following the close of business on November 14, 2014, MetLife Insurance Company of Connecticut will be renamed MetLife Insurance Company USA and will change its state of domicile from Connecticut to Delaware;

     WHEREAS, effective following the close of business on November 14, 2014, the Company's affiliates, MetLife Investors Insurance Company and MetLife Investors USA Insurance Company ("Company's Affiliates), will merge into the Company and the Separate Accounts and Contracts of Company's Affiliates will become Separate Accounts and Contracts of the Company; and

     WHEREAS, it is the intention of the parties that the terms and conditions of the Agreement (and any related Administrative Services and Distribution Agreements) will apply to said Separate Accounts and Contracts.

     NOW, THEREFORE, the Parties hereby agree to amend the agreement as follows:

     1. All references to MetLife Insurance Company of Connecticut and the state of domicile in Connecticut will hereby be deleted and replaced with MetLife Insurance Company USA and the new state of domicile will be Delaware.

     2. Schedule A of the Agreement will be deemed to include all Separate Accounts and Contracts of Company's Affiliates;

     3. Section 9 - Notices of the Agreement is hereby deleted in its entirety and replaced with the following:

                              "SECTION 9. NOTICES
                               ------------------

          Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

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                         AIM VARIABLE INSURANCE FUND
                         (INVESCO VARIABLE INSURANCE FUNDS)
                         INVESCO DISTRIBUTORS, INC.
                         11 Greenway Plaza, Suite 1000
                         Houston, Texas 77046
                         Facsimile: (713) 993-9185
                         Attn: Veronica Castillo, Esq.

                         METLIFE
                         One Financial Center
                         Boston, MA 02111
                         Facsimile: (617) 578-5538
                         Attn: Law Department"

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: November 17, 2014.

                                         AIM VARIABLE INSURANCE FUNDS
                                         (INVESCO VARIABLE INSURANCE FUNDS)

Attest: /s/ Veronica Castillo            By:    /s/ John M. Zerr
        -----------------------------           --------------------------------
Name:   Veronica Castillo                Name:  John M. Zerr
Title:  Assistant Secretary              Title: Senior Vice President

                                         INVESCO DISTRIBUTORS, INC.

Attest: /s/ Veronica Castillo            By:    /s/ Brian C. Thorp
        -----------------------------           --------------------------------
Name:   Veronica Castillo                Name:  Brian C. Thorp
Title:  Assistant Secretary              Title: Vice President

                                         METLIFE INSURANCE COMPANY USA

Attest: /s/ John M. Richards             By:    /s/ Karen A. Johnson
        -----------------------------           --------------------------------
Name:   John M. Richards                 Name:  Karen A. Johnson
Title:  Assistant General Counsel        Title: Vice President

                                         METLIFE INVESTORS DISTRIBUTION
                                         COMPANY

Attest: /s/ John M. Richards             By:    /s/ Donald Leintz
        -----------------------------           --------------------------------
Name:   John M. Richards                 Name:  Donald Leintz
Title:  Assistant General Counsel        Title: Senior Vice President